UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2005

H&E EQUIPMENT SERVICES L.L.C.

(Exact name of registrant as specified in its charter)

Louisiana	333-99589 333-99587	72-1287046
(State or other jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816

(Address of principal executive offices)   (Zip Code)

(225) 298-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

Effective as of March 31, 2005, H&E Equipment Services L.L.C. (“H&E”), Great Northern Equipment Services L.L.C. (together with H&E, the “Borrowers”), H&E Holdings, L.L.C., GNE Investments, Inc., H&E Finance Corp., General Electric Capital Corporation and the Lenders party thereto, entered into an amendment to the Borrowers’ Credit Agreement dated June 17, 2002, pursuant to which, among other things, the Lenders granted to the Borrowers an extension until September 30, 2005 to deliver H&E’s audited financial statements for fiscal year 2004 and accompanying reports. Also, the Lenders waived any cross default or event of default resulting from H&E’s non-compliance with the reporting obligations, related to the previously announced inability of H&E to file on a timely basis its annual report on Form 10-K, under the indentures governing the 11 1/8% senior secured notes due 2002 and the 12 1/2% senior subordinated notes due 2013 of H&E and H&E Finance Corp..

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H&E EQUIPMENT SERVICES, L.L.C.

Date: April 4, 2005	By:	/s/ LESLIE S. MAGEE
	By:	Leslie S. Magee
	Title:	Acting Chief Financial Officer